UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2004

ASTORIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22228	11-3170868

(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:	(516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEMS 1 THROUGH 6, 8, 10, 11 AND 12. NOT APPLICABLE.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     The following Exhibits are furnished as part of this report:

99.1	Press release dated February 23, 2004 announcing the Company’s participation in an investor conference on March 3, 2004 sponsored by Keefe, Bruyette & Woods, Inc. The release also contains information related to accessing a live webcast of the presentation.

99.2	Text of written presentation Astoria Financial Corporation intends to make to investors on March 3, 2004 in Boston, Massachusetts at the Eastern Regional Bank Symposium sponsored by Keefe, Bruyette & Woods, Inc. The material, which includes among other things, a review of financial results and trends through the period ended December 31, 2003, will also be made available to interested investors and analysts, including investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending March 31, 2004 and will be posted on the Company’s investor relations website.

ITEM 9. REGULATION FD DISCLOSURE.

     Astoria Financial Corporation updated its written investor presentation material, which includes, among other things, a review of financial results and trends through the period ended December 31, 2003. Astoria Financial Corporation intends to make this information available to interested investors and analysts, including investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending March 31, 2004. A copy of the presentation material will be posted on the company’s investor relations website, http://ir.astoriafederal.com.

     The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

/s/ Peter J. Cunningham Peter J. Cunningham First Vice President and Director of Investor Relations

Dated: March 2, 2004

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated February 23, 2004 announcing the Company’s participation in an investor conference on March 3, 2004 sponsored by Keefe, Bruyette & Woods, Inc. The release also contains information related to accessing a live webcast of the presentation.

99.2	Text of written presentation Astoria Financial Corporation intends to make to investors on March 3, 2004 in Boston, Massachusetts at the Eastern Regional Bank Symposium sponsored by Keefe, Bruyette & Woods, Inc. The material, which includes among other things, a review of financial results and trends through the period ended December 31, 2003, will also be made available to interested investors and analysts, including investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending March 31, 2004 and will be posted on the Company’s investor relations website.

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